UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: April 20, 2010

(Date of Earliest Event Reported)

CYBERSOURCE CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-26477	77-0472961
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1295 Charleston Road Mountain View, California	94043
(Address of Principal Executive Offices)	(Zip Code)

(650) 965-6000

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement.

On April 20, 2010, CyberSource Corporation, a Delaware corporation (“CyberSource”), Visa Inc., a Delaware corporation (“Visa”), and Market St. Corp., a Delaware corporation and newly-formed, wholly-owned subsidiary of Visa (“Market St.”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) pursuant to which Market St. will acquire the outstanding shares of and merge with and into CyberSource, the separate corporate existence of Market St. shall cease, and CyberSource shall be the successor or surviving corporation of the merger as a wholly owned subsidiary of Visa.

Upon consummation of the merger, (i) each share of CyberSource common stock will be converted into the right to receive $26.00 in cash, without interest, (ii) each out-of-the-money option, non-employee option and vested option to acquire CyberSource common stock will be converted into the right to receive the difference between $26.00 and the exercise price of such option, and (iii) each option held by an employee of CyberSource will be substituted with an option to acquire Visa common stock.

The merger is subject to the satisfaction or waiver of customary closing conditions, including CyberSource stockholder approval and the receipt of required regulatory approvals.

A copy of the Merger Agreement is filed as Exhibit 2.1 hereto and is incorporated herein by reference. The Merger Agreement has been included to provide investors and security holders with information regarding its terms and conditions. It is not intended to provide any other factual information about CyberSource. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of such agreement and as of specific dates, were for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Merger Agreement. The representations, warranties and covenants therein may have been made for the purposes of allocating contractual risk between the parties to the agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of CyberSource or its respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in CyberSource’s public disclosures.

Item 8.01.	Other Events.

On April 21, 2010, the officers of CyberSource and Visa engaged in a conference call for financial analysts and investors to discuss the execution of the Merger Agreement. A copy of the transcript is attached hereto as Exhibit 99.1.

On April 21, 2010, CyberSource disseminated an e-mail to its employees discussing the execution of the Merger Agreement. The email also included a Visa Fact Sheet, a copy of which is attached hereto as Exhibit 99.2.

On April 21, 2010, CyberSource also disseminated an e-mail to its merchants, partners and customers discussing the execution of the Merger Agreement.

On April 21, 2010, Visa sent an email to CyberSource’s employees discussing the execution of the Merger Agreement.

The foregoing description of the conference call transcript, Visa Fact Sheet, e-mail to employees, e-mail to merchants, partners and customers and Visa’s email to CyberSource’s employees does not purport to be complete and is qualified in its entirety by reference to the transcript, Visa Fact Sheet, e-mail to employees, e-mail to merchants, partners and customers, Visa’s email to CyberSource’s employees and frequently asked questions attached as Exhibits 99.1, 99.2, 99.3, 99.4, 99.5 and 99.6, respectively, and incorporated herein by reference. All information presented is furnished but not filed.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is being filed with this Current Report on Form 8-K.

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated April 20, 2010, among Visa Inc., CyberSource Corporation and Market St. Corp.

99.1	Transcript of the Conference Call held by CyberSource Corporation and Visa Inc. on April 21, 2010.

99.2	Visa Fact Sheet, dated April 21, 2010.

99.3	E-mail to Employees, disseminated on April 21, 2010.

99.4	E-mail to Merchants, Partners and Customers, disseminated on April 21, 2010.

99.5	Email from Visa Inc. to CyberSource Corporation’s Employees, disseminated on April 21, 2010.

99.6	Some frequently asked questions about the transaction, dated April 21, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYBERSOURCE CORPORATION

By:	/s/ STEVEN D. PELLIZZER
Steven D. Pellizzer Chief Financial Officer and Senior Vice President of Finance

Date: April 21, 2010

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